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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 2, 1997


                          COMTREX SYSTEMS CORPORATION
                          ---------------------------
            (Exact Name of Registrant as Specified in its Charter)


Delaware                         0-l3732                           22-2353604
--------                  ---------------------------        ----------------
(State or                 (Commission File No.)              (I.R.S. Employer
other juris-                                                 Identification No.)
diction of
incorporation
or organization)

                              102 Executive Drive
                         Moorestown, New Jersey 08057
                   ----------------------------------------
                   (Address of Principal Executive Offices)


      Registrant's Telephone Number, Including Area Code: (609) 778-0090









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Item Five:  Other Events


         On October 2, 1997, the Registrant acquired from Norman Roberts ("Norman"), Shirley Roberts ("Shirley"), and Steven Roberts ("Steven" together, with Norman and Shirley, the "Sellers") all of the issued and outstanding capital stock (the "Stock") of Data Systems Terminals Limited, a corporation formed and existing under the laws of England ("DSTL"), thereby acquiring all of DSTL's assets, including its inventory, plant, equipment, customer list, accounts receivable, cash, and intangible assets. DSTL is a distributor of the Registrant's products in the United Kingdom, which business the Registrant intends to continue.

         The following consideration was paid by the Registrant for such acquisition of the Stock:

                  (a) 400,000 restricted shares of the Common Stock of the Registrant, par value $.00l per share, were delivered by the Registrant to Steven. These shares of the Registrant's Common Stock are not transferrable by Steven on or before October 2, 1999.

                  (b) A Subordinated Convertible Debenture, in the original principal amount of $300,000 (the "Debenture"), was delivered by the Registrant to Norman and Shirley. The Debenture accrues interest at the rate of eight percent (8%) per annum, which is payable monthly. No principal is payable pursuant to the terms of the Debenture for the first three (3) years following its delivery. The Debenture is convertible into shares of the Registrant's Common Stock (in blocks of 20,000 shares), at any time on or before October 2, 2000, at the rate of $1.00 per share. The Registrant may prepay all amounts outstanding under the

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Debenture  at any time on or before  October  2, 2000 if (i) the shares of the
Registrant's Common Stock have closed at $1.50, or higher, for each trading day for a thirty (30) day period, and (ii) the Registrant has provided the holders of the Debenture with at least sixty (60) days prior written notice of the prepayment. Any principal outstanding on the Debenture on October 2, 2000 shall be repaid by the Registrant in twelve (12) equal quarterly installments. The Registrant anticipates that internal funds will be utilized to make all interest and principal payments due under the Debenture.

                  (c) A promissory note, in the original principal amount of $65,000 (the "Note"), was delivered to Norman and Shirley. The Note bears interest at the rate of six percent (6%) per annum. The outstanding principal balance of the Note, and all interest accrued thereon, is repayable in twelve
(12) equal monthly installments, commencing on November 1, 1997. The Registrant anticipates that internal funds will be utilized to make such payments due under the Note.

         The amount and nature of the consideration to be paid by the Registrant to acquire the Stock was arrived at by negotiation between the parties.

         The Sellers have no material relationship with the Registrant or any of its affiliates, directors or officers, or any associate of any director or officer of the Registrant, except that under the terms of the Stock Purchase Agreement, Steven shall serve as a director of the Registrant.


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Item Seven:  Financial Statements and Exhibits.

         (a) Financial Statements. The financial statements required to be filed pursuant to this subsection will be supplied when available, but not later than sixty (60) days from the date of this filing.

         (b) Pro Forma Financial Statements. The pro forma financial statements required to be filed pursuant to this subsection will be supplied when available, but not later than sixty (60) days from the date of this filing.

         (c) Exhibits.

                  Exhibit 2 - Stock Purchase Agreement (Complete copies of the various Annexes, Exhibits and Schedules to the Stock Purchase Agreement are not being filed herewith. A brief summary of each such omitted document is attached to the Stock Purchase Agreement. The Registrant hereby agrees to furnish the United States Securities and Exchange Commission, upon request, with a complete copy of each such omitted document.)

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   COMTREX SYSTEMS CORPORATION


Dated:  October 13, 1997                        By:/s/ Jeffrey C. Rice
                                                   ---------------------------
                                                    Jeffrey C. Rice, President




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